Exhibit 99.906 CERT

Certification Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Jennifer Kruse, President and Chief Executive Officer (Principal Executive Officer) of Mercer Funds (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Jennifer Kruse
Jennifer Kruse
President and Chief Executive Officer
(Principal Executive Officer)
Mercer Funds

Date: May 23, 2024

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.

Certification Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Jeffrey Coleman, Vice President, Treasurer and Chief Financial Officer of Mercer Funds (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024, the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Jeffrey Coleman
Jeffrey Coleman
Vice President, Treasurer and Chief Financial Officer
Mercer Funds

Date: 5/23/2024

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission.